[Equitable Logo]                    SURVIVORSHIP INCENTIVE LIFE(SM)
                     FLEXIBLE PREMIUM JOINT SURVIVORSHIP VARIABLE LIFE INSURANCE



                             NOTES TO ILLUSTRATIONS

The following illustrations of death benefits, policy account values, and cash surrender values are designed to show you how the performance of the investment funds available with Survivorship Incentive Life could affect the net cash surrender value and death benefit. These illustrations use hypothetical investment return assumptions, and are not intended as estimates of future performance of any investment fund. You may request an illustration that assumes a hypothetical investment return ranging from 6.01% to 12.00%. The Equitable is not able to predict the future performance of the investment funds.

Illustrations based on assumed constant rates of return do not show the fluctuations in the death benefit and cash surrender value that can occur with an actual policy. Since the values of the investment funds vary up and down, variable life insurance benefits will also vary.

                                   ASSUMPTIONS

The illustration assumes that the amounts that you allocate to the investment funds experience hypothetical gross rates of investment return equivalent to 0.00%, 6.00%, and a specified rate of 10.00%.

Premiums are assumed to be paid at the beginning of the payment period. Policy values, death benefits, and ages shown are as of the end of the policy year and reflect the effect of all loans and withdrawals. The death benefit, policy account, and cash surrender value will differ if premiums are paid in different amounts, frequencies, or not on the due date. Premiums minus a premium charge are added to the policy account. A monthly administrative charge is deducted from the Policy Account in all years.

'ASSUMING CURRENT CHARGES': This illustration is based upon the 'current charges' as declared by The Equitable Life Assurance Society's Board of Directors, and apply to policies issued as of the preparation date shown. 'Current charges' are not guaranteed and may be changed at the discretion of the Board of Directors. A customer loyalty credit will be credited towards the monthly deduction starting in year 7.This credit is not guaranteed.

'BLENDED CHARGES' Are based upon a blend of the current and the guaranteed maximum mortality charges, all other current charges, and the assumed hypothetical gross annual investment return indicated.

'ASSUMING GUARANTEED CHARGES': This illustration uses the guaranteed maximum mortality charges, administrative charges, charges for mortality and expense risk, premium charge, and the assumed hypothetical gross annual investment return. The premium charge may be raised if changes in the tax law increase our expenses.

'NET LOANS/REPAYM'TS/WITHDRAWALS': Columns reflect any loans, loan repayments, and/or partial withdrawals that have been requested.

'NET RATES OF RETURN':(Shown in parentheses) take into consideration an assumed daily charge to the Separate Account equivalent to an annual charge of .66% for investment advisory services (management fee), .32% for other estimated Trust expenses (including 12b-1 fees), plus the daily charge for mortality and expense risks. The actual charge for advisory services varies with the investment fund selected, and currently ranges from .25% to 1.15%. The actual charge for Trust expenses varies with the investment fund selected, and currently ranges from
 .25% to .65%. The charge for mortality and expense risks is equivalent to a current annual charge of .60%, and is guaranteed not to exceed .90%. The illustration also reflects that no charge is currently made to the Separate Account for Federal income taxes.

                            IMPORTANT TAX INFORMATION

Certain levels of premium payments into a life insurance policy, as well as certain policychanges, may cause your policy to be classified as a'Modified Endowment Contract,' or MEC. A MEC classification affects the tax status of any distributions taken from the policy. Distributions taken from a MEC policy (loans or partial withdrawals) will first be taxed as ordinary income (on the gain portion only). If the policy owner is under age 59-1/2, a 10% penalty tax will also generally be imposed by the IRS on the taxable amount received. See the tax section of your prospectus for further important tax information.

Under current Federal tax rules you generally may take income tax-free partial withdrawals under a life insurance policy which is not a modified endowment contract up to your basis in the contract. Additional amounts are includible in income. In certain cases during the first fifteen years of a policy, a partial withdrawal may be taxable to the extent there is gain in the policy. Loans taken will be free of current income tax as long as the policy remains in effect until the insured's death, does not lapse or mature, and is not a modified endowment contract. This assumes the loan will eventually be satisfied from income tax-free death proceeds. Loans and withdrawals reduce the policy's cash value and death benefit and increase the chance that the policy may lapse. If the policy lapses, matures, is surrendered or becomes a modified endowment, the loan balance at such time would generally be viewed as distributed and taxable under the general rules for distributions of policy cash values.

                 BASED ON OUR UNDERSTANDING OF THE TAX LAWS, THE
      POLICY ILLUSTRATED HERE IS NOT A MODIFIED ENDOWMENT CONTRACT (MEC).

A POLICY MAY TERMINATE DUE TO INSUFFICIENT PREMIUMS, POOR INVESTMENT PERFORMANCE, AND/OR EXCESSIVE LOANS AND WITHDRAWALS. THIS POLICY PROVIDES A NO LAPSE GUARANTEE AND A DEATH BENEFIT GUARANTEE UNDER CERTAIN CONDITIONS.


VLI-99-03SIL (05/99)                                   For delivery in Pennsylvania                     Prepared by: J. Q. Associate
Male, Non-Tobacco User, Preferred, Age 57
Female, Non-Tobacco User, Preferred, Age 52                                                           Initial Face Amount = $500,000
Riders: None                                                                               Initial Death Benefit Option is A (Level)
Prepared on: April 06, 2001              The Equitable Life Assurance Society of the United States                    Form # VM-450
Page 5 of 11                           1290 Ave. of the Americas, New York, NY 10104 (212)554-1234                DC1-7.2a-03-16-01
                                        THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL NUMBERED PAGES

[Equitable Logo]                    SURVIVORSHIP INCENTIVE LIFE(SM)
                     FLEXIBLE PREMIUM JOINT SURVIVORSHIP VARIABLE LIFE INSURANCE


                     ILLUSTRATION OF DEATH BENEFITS, POLICY ACCOUNT VALUES, CASH SURRENDER VALUES, AND PREMIUMS

                                             PREPARED FOR: SEC SAMPLE AND JOANNE CLIENT

                                                     ASSUMING GUARANTEED CHARGES


                                                                                       ASSUMING HYPOTHETICAL GROSS
                                                                                       ANNUAL INVESTMENT RETURN OF
                                                                                           0.00% (-1.87% NET)
                                                                                -----------------------------------------------
   END                                                  NET LOANS/              POLICY                  NET          NET DEATH
   OF                     ANNUALIZED                   REPAYMENTS/              ACCOUNT              CASH SURR       BENEFIT AT
  YEAR                     PREMIUMS                    WITHDRAWLS               VALUE                  VALUE          2ND DEATH
  ----                     --------                    ----------               -----                  -----          ---------

    1                       6,212                           0                     4,992                     788         500,000
    2                       6,212                           0                     9,956                   5,753         500,000
    3                       6,212                           0                    14,764                  10,561         500,000
    4                       6,212                           0                    19,404                  15,201         500,000
    5                       6,212                           0                    23,864                  19,661         500,000
    6                       6,212                           0                    28,131                  23,927         500,000
    7                       6,212                           0                    32,186                  27,983         500,000
    8                       6,212                           0                    36,012                  31,809         500,000
    9                       6,212                           0                    39,582                  35,979         500,000
   10                       6,212                           0                    42,868                  39,866         500,000
   11                       6,212                           0                    45,890                  43,488         500,000
   12                       6,212                           0                    48,537                  46,736         500,000
   13                       6,212                           0                    50,751                  49,550         500,000
   14                       6,212                           0                    52,466                  51,866         500,000
   15                       6,212                           0                    53,582                  53,582         500,000
   16                       6,212                           0                    54,064                  54,064         500,000
   17                       6,212                           0                    53,798                  53,798         500,000
   18                       6,212                           0                    52,673                  52,673         500,000
   19                       6,212                           0                    50,557                  50,557         500,000
   20                       6,212                           0                    47,283                  47,283         500,000
   21                       6,212                           0                    42,630                  42,630         500,000
   22                       6,212                           0                    36,330                  36,330         500,000
   23                       6,212                           0                    28,056                  28,056         500,000
   24                       6,212                           0                    17,418                  17,418         500,000
   25                       6,212                           0                     3,963                   3,963         500,000

z  26                       6,212                           0
   27                       6,212                           0
   28                       6,212                           0
   29                       6,212                           0
   30                       6,212                           0



                  ASSUMING HYPOTHETICAL GROSS                                 ASSUMING HYPOTHETICAL GROSS
                  ANNUAL INVESTMENT RETURN OF                                 ANNUAL INVESTMENT RETURN OF
                      6.00% (4.01% NET)                                          10.00% (7.94% NET)
            -----------------------------------------------           ---------------------------------------------------
   END      POLICY                   NET         NET DEATH             POLICY                    NET          NET DEATH
   OF       CCOUNT                CASH SURR      BENEFIT AT            ACCOUNT                CASH SURR       BENEFIT AT
  YEAR      VALUE                   VALUE        2ND DEATH              VALUE                   VALUE          2ND DEATH
  ----      -----                   -----        ---------              -----                   -----          ---------

    1        5,308                   1,105         500,000               5,520                   1,316          500,000
    2       10,898                   6,695         500,000              11,548                   7,344          500,000
    3       16,648                  12,444         500,000              17,988                  13,785          500,000
    4       22,548                  18,345         500,000              24,859                  20,656          500,000
    5       28,591                  24,388         500,000              32,180                  27,977          500,000
    6       34,765                  30,562         500,000              39,971                  35,768          500,000
    7       41,056                  36,853         500,000              48,251                  44,048          500,000
    8       47,447                  43,244         500,000              57,038                  52,834          500,000
    9       53,915                  50,312         500,000              66,347                  62,745          500,000
   10       60,432                  57,430         500,000              76,195                  73,193          500,000
   11       67,022                  64,620         500,000              86,653                  84,251          500,000
   12       73,577                  71,776         500,000              97,664                  95,863          500,000
   13       80,040                  78,839         500,000             109,229                 108,029          500,000
   14       86,344                  85,744         500,000             121,349                 120,749          500,000
   15       92,392                  92,392         500,000             134,000                 134,000          500,000
   16       98,147                  98,147         500,000             147,224                 147,224          500,000
   17      103,497                 103,497         500,000             161,013                 161,013          500,000
   18      108,335                 108,335         500,000             175,375                 175,375          500,000
   19      112,533                 112,533         500,000             190,322                 190,322          500,000
   20      115,932                 115,932         500,000             205,864                 205,864          500,000
   21      118,326                 118,326         500,000             222,011                 222,011          500,000
   22      119,465                 119,465         500,000             238,780                 238,780          500,000
   23      119,045                 119,045         500,000             256,209                 256,209          500,000
   24      116,705                 116,705         500,000             274,365                 274,365          500,000
   25      112,021                 112,021         500,000             293,373                 293,373          500,000

z  26       104,484                104,484          500,000             313,360                 313,360          508,897
   27        93,477                 93,477          500,000             333,320                 333,320          538,311
   28        78,222                 78,222          500,000             352,753                 352,753          566,521
   29        57,697                 57,697          500,000             371,354                 371,354          593,052
   30        30,549                 30,549          500,000             388,815                 388,815          617,049



Based on the assumption of guaranteed charges and a hypothetical gross annual investment return of 0.00%, the policy terminates without value in year 26.

Based on the assumption of guaranteed charges and a hypothetical gross annual investment return of 6.00%, the policy terminates without value in year 31.


  SEE THE "NOTES TO ILLUSTRATIONS" AND THE "APPLICABLE FOOTNOTES PAGE" FOR AN EXPLANATION OF RATES OF RETURN, FIGURES SHOWN, AND OTHER IMPORTANT POLICY AND
    TAX INFORMATION. THIS PRESENTATION MUST BE PRECEDED OR ACCOMPANIED BY A PROSPECTUS CONTAINING DETAILED INFORMATION ABOUT SURVIVORSHIP INCENTIVE LIFE
    INCLUDING CHARGES AND EXPENSES. THIS IS AN ILLUSTRATION ONLY, AND IS NOT INTENDED TO PREDICT ACTUAL PERFORMANCE. VALUES SET FORTH ARE NOT GUARANTEED
               UNLESS THEY ARE CLEARLY IDENTIFIED AS GUARANTEED.


VLI-99-03SIL (05/99)                                   For delivery in Pennsylvania                     Prepared by: J. Q. Associate
Male, Non-Tobacco User, Preferred, Age 57
Female, Non-Tobacco User, Preferred, Age 52                                                           Initial Face Amount = $500,000
Riders: None                                                                               Initial Death Benefit Option is A (Level)
Prepared on: April 06, 2001              The Equitable Life Assurance Society of the United States                    Form # VM-450
Page 6 of 11                           1290 Ave. of the Americas, New York, NY 10104 (212)554-1234                DC1-7.2a-03-16-01
                                        THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL NUMBERED PAGES

[Equitable Logo]                    SURVIVORSHIP INCENTIVE LIFE(SM)
                     FLEXIBLE PREMIUM JOINT SURVIVORSHIP VARIABLE LIFE INSURANCE


                     ILLUSTRATION OF DEATH BENEFITS, POLICY ACCOUNT VALUES, CASH SURRENDER VALUES, AND PREMIUMS

                                             PREPARED FOR: SEC SAMPLE AND JOANNE CLIENT

                                                     ASSUMING GUARANTEED CHARGES

                                ASSUMING HYPOTHETICAL GROSS     ASSUMING HYPOTHETICAL GROSS      ASSUMING HYPOTHETICAL GROSS
                                ANNUAL INVESTMENT RETURN OF     ANNUAL INVESTMENT RETURN OF      ANNUAL INVESTMENT RETURN OF
                                    0.00% (-1.87% NET)              6.00% (4.01% NET)                10.00% (7.94% NET)
   END               NET LOANS/ POLICY      NET     NET DEATH   POLICY      NET     NET DEATH    POLICY      NET     NET DEATH
   OF    ANNUALIZED  REPAYMTS/  ACCOUNT  CASH SURR  BENEFIT AT  ACCOUNT  CASH SURR  BENEFIT AT   ACCOUNT  CASH SURR  BENEFIT AT
   YR     PREMIUMS   WITHDRAWLS  VALUE     VALUE    2ND DEATH    VALUE     VALUE    2ND DEATH     VALUE     VALUE    2ND DEATH
  ---    ----------  ---------- ------   ---------  ----------  -------  ---------  ----------   -------  ---------  ----------

 T 31      6,212        0                                                                        404,738   404,738   638,676
   32      6,212        0                                                                        420,250   420,250   643,823
   33      6,212        0                                                                        435,387   435,387   648,291
   34      6,212        0                                                                        450,259   450,259   651,975
   35      6,212        0                                                                        464,922   464,922   656,004
   36      6,212        0                                                                        479,603   479,603   659,454
   37      6,212        0                                                                        494,602   494,602   662,766
   38      6,212        0                                                                        510,102   510,102   666,703
   39      6,212        0                                                                        526,383   526,383   671,139
   40      6,212        0                                                                        543,599   543,599   676,781
   41      6,212        0                                                                        562,147   562,147   683,009
   42      6,212        0                                                                        582,643   582,643   690,432
   43      6,212        0                                                                        606,725   606,725   700,767
   44      6,212        0                                                                        634,882   634,882   714,243
   45      6,212        0                                                                        665,486   665,486   732,035
   46      6,212        0                                                                        698,666   698,666   751,066
   47      6,212        0                                                                        735,793   735,793   771,847
   48      6,212        0                                                                        788,016   788,016   803,777



Based on the assumption of guaranteed charges and a hypothetical gross annual investment return of 0.00%, the policy terminates without value in year 26.

Based on the assumption of guaranteed charges and a hypothetical gross annual investment return of 6.00%, the policy terminates without value in year 31.


  SEE THE "NOTES TO ILLUSTRATIONS" AND THE "APPLICABLE FOOTNOTES PAGE" FOR AN EXPLANATION OF RATES OF RETURN, FIGURES SHOWN, AND OTHER IMPORTANT POLICY AND
    TAX INFORMATION. THIS PRESENTATION MUST BE PRECEDED OR ACCOMPANIED BY A PROSPECTUS CONTAINING DETAILED INFORMATION ABOUT SURVIVORSHIP INCENTIVE LIFE
    INCLUDING CHARGES AND EXPENSES. THIS IS AN ILLUSTRATION ONLY, AND IS NOT INTENDED TO PREDICT ACTUAL PERFORMANCE. VALUES SET FORTH ARE NOT GUARANTEED
               UNLESS THEY ARE CLEARLY IDENTIFIED AS GUARANTEED.



VLI-99-03SIL (05/99)                                   For delivery in Pennsylvania                     Prepared by: J. Q. Associate
Male, Non-Tobacco User, Preferred, Age 57
Female, Non-Tobacco User, Preferred, Age 52                                                           Initial Face Amount = $500,000
Riders: None                                                                               Initial Death Benefit Option is A (Level)
Prepared on: April 06, 2001              The Equitable Life Assurance Society of the United States                    Form # VM-450
Page 7 of 11                           1290 Ave. of the Americas, New York, NY 10104 (212)554-1234                DC1-7.2a-03-16-01
                                        THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL NUMBERED PAGES

[Equitable Logo]                    SURVIVORSHIP INCENTIVE LIFE(SM)
                     FLEXIBLE PREMIUM JOINT SURVIVORSHIP VARIABLE LIFE INSURANCE


                     ILLUSTRATION OF DEATH BENEFITS, POLICY ACCOUNT VALUES, CASH SURRENDER VALUES, AND PREMIUMS

                                             PREPARED FOR: SEC SAMPLE AND JOANNE CLIENT

                                                      ASSUMING CURRENT CHARGES

                                ASSUMING HYPOTHETICAL GROSS     ASSUMING HYPOTHETICAL GROSS      ASSUMING HYPOTHETICAL GROSS
                                ANNUAL INVESTMENT RETURN OF     ANNUAL INVESTMENT RETURN OF      ANNUAL INVESTMENT RETURN OF
                                    0.00% (-1.58% NET)              6.00% (4.33% NET)                10.00% (8.27% NET)
   END               NET LOANS/ POLICY      NET     NET DEATH   POLICY      NET     NET DEATH    POLICY      NET     NET DEATH
   OF    ANNUALIZED  REPAYMTS/  ACCOUNT  CASH SURR  BENEFIT AT  ACCOUNT  CASH SURR  BENEFIT AT   ACCOUNT  CASH SURR  BENEFIT AT
   YR     PREMIUMS   WITHDRAWLS  VALUE     VALUE    2ND DEATH    VALUE     VALUE    2ND DEATH     VALUE     VALUE    2ND DEATH
  ---    ----------  ---------- ------   ---------  ----------  -------  ---------  ----------   -------  ---------  ----------

   1       6,212           0     5,008       804     500,000      5,325     1,122   500,000       5,537      1,334     500,000
   2       6,212           0    10,039     5,835     500,000     10,987     6,784   500,000      11,640      7,437     500,000
   3       6,212           0    14,927    10,724     500,000     16,829    12,625   500,000      18,182     13,978     500,000
   4       6,212           0    19,661    15,457     500,000     22,844    18,640   500,000      25,183     20,980     500,000
   5       6,212           0    24,227    20,023     500,000     29,025    24,821   500,000      32,668     28,465     500,000
   6       6,212           0    28,610    24,407     500,000     35,362    31,159   500,000      40,661     36,458     500,000
   7       6,212           0    32,994    28,791     500,000     42,098    37,895   500,000      49,484     45,280     500,000
   8       6,212           0    37,181    32,978     500,000     49,016    44,812   500,000      58,944     54,740     500,000
   9       6,212           0    41,144    37,541     500,000     56,097    52,494   500,000      69,074     65,471     500,000
  10       6,212           0    44,936    41,934     500,000     63,407    60,404   500,000      79,994     76,991     500,000
  11       6,212           0    48,795    46,393     500,000     71,207    68,805   500,000      92,037     89,635     500,000
  12       6,212           0    52,462    50,661     500,000     79,254    77,453   500,000     105,033    103,232     500,000
  13       6,212           0    55,961    54,760     500,000     87,588    86,387   500,000     119,100    117,899     500,000
  14       6,212           0    59,331    58,731     500,000     96,263    95,663   500,000     134,378    133,778     500,000
  15       6,212           0    62,564    62,564     500,000    105,291   105,291   500,000     150,978    150,978     500,000
  16       6,212           0    65,643    65,643     500,000    114,680   114,680   500,000     169,017    169,017     500,000
  17       6,212           0    68,594    68,594     500,000    124,474   124,474   500,000     188,660    188,660     500,000
  18       6,212           0    71,508    71,508     500,000    134,780   134,780   500,000     210,132    210,132     500,000
  19       6,212           0    74,428    74,428     500,000    145,665   145,665   500,000     233,639    233,639     500,000
  20       6,212           0    77,412    77,412     500,000    157,207   157,207   500,000     259,403    259,403     500,000
W 21       6,212           0    80,136    80,136     500,000    169,171   169,171   500,000     287,405    287,405     528,250
  22       6,212           0    82,497    82,497     500,000    181,509   181,509   500,000     317,671    317,671     566,089
  23       6,212           0    84,438    84,438     500,000    194,214   194,214   500,000     350,339    350,339     606,087
  24       6,212           0    85,890    85,890     500,000    207,279   207,279   500,000     385,570    385,570     647,757
  25       6,212           0    86,748    86,748     500,000    220,677   220,677   500,000     423,504    423,504     692,006
  26       6,212           0    86,910    86,910     500,000    234,397   234,397   500,000     464,132    464,132     753,751
  27       6,212           0    86,256    86,256     500,000    248,428   248,428   500,000     507,511    507,511     819,630
  28       6,212           0    84,635    84,635     500,000    262,760   262,760   500,000     553,662    553,662     889,181
  29       6,212           0    81,814    81,814     500,000    277,358   277,358   500,000     602,513    602,513     962,213
  30       6,212           0    77,644    77,644     500,000    292,260   292,260   500,000     654,047    654,047   1,037,973




Based on the assumption of current charges and a hypothetical gross annual investment return of 0.00%, the policy terminates without value in year 37.




    This is not an illustration of actual performance. Values shown are not guaranteed. This page must be accompanied by an illustration of policy performance assuming guaranteed charges and a hypothetical gross annual investment return of 0.00%.


  SEE THE "NOTES TO ILLUSTRATIONS" AND THE "APPLICABLE FOOTNOTES PAGE" FOR AN EXPLANATION OF RATES OF RETURN, FIGURES SHOWN, AND OTHER IMPORTANT POLICY AND
    TAX INFORMATION. THIS PRESENTATION MUST BE PRECEDED OR ACCOMPANIED BY A PROSPECTUS CONTAINING DETAILED INFORMATION ABOUT SURVIVORSHIP INCENTIVE LIFE
    INCLUDING CHARGES AND EXPENSES. THIS IS AN ILLUSTRATION ONLY, AND IS NOT INTENDED TO PREDICT ACTUAL PERFORMANCE. VALUES SET FORTH ARE NOT GUARANTEED
               UNLESS THEY ARE CLEARLY IDENTIFIED AS GUARANTEED.

VLI-99-03SIL (05/99)                                   For delivery in Pennsylvania                     Prepared by: J. Q. Associate
Male, Non-Tobacco User, Preferred, Age 57
Female, Non-Tobacco User, Preferred, Age 52                                                           Initial Face Amount = $500,000
Riders: None                                                                               Initial Death Benefit Option is A (Level)
Prepared on: April 06, 2001              The Equitable Life Assurance Society of the United States                    Form # VM-450
Page 8 of 11                           1290 Ave. of the Americas, New York, NY 10104 (212)554-1234                DC1-7.2a-03-16-01
                                        THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL NUMBERED PAGES

[Equitable Logo]                    SURVIVORSHIP INCENTIVE LIFE(SM)
                     FLEXIBLE PREMIUM JOINT SURVIVORSHIP VARIABLE LIFE INSURANCE


                     ILLUSTRATION OF DEATH BENEFITS, POLICY ACCOUNT VALUES, CASH SURRENDER VALUES, AND PREMIUMS

                                             PREPARED FOR: SEC SAMPLE AND JOANNE CLIENT

                                                      ASSUMING CURRENT CHARGES

                                ASSUMING HYPOTHETICAL GROSS     ASSUMING HYPOTHETICAL GROSS      ASSUMING HYPOTHETICAL GROSS
                                ANNUAL INVESTMENT RETURN OF     ANNUAL INVESTMENT RETURN OF      ANNUAL INVESTMENT RETURN OF
                                    0.00% (-1.58% NET)              6.00% (4.33% NET)                10.00% (8.27% NET)
   END               NET LOANS/ POLICY      NET     NET DEATH   POLICY      NET     NET DEATH    POLICY      NET     NET DEATH
   OF    ANNUALIZED  REPAYMTS/  ACCOUNT  CASH SURR  BENEFIT AT  ACCOUNT  CASH SURR  BENEFIT AT   ACCOUNT  CASH SURR  BENEFIT AT
   YR     PREMIUMS   WITHDRAWLS  VALUE     VALUE    2ND DEATH    VALUE     VALUE    2ND DEATH     VALUE     VALUE    2ND DEATH
  ---    ----------  ---------- ------   ---------  ----------  -------  ---------  ----------   -------  ---------  ----------

  31       6,212           0     71,900   71,900     500,000   307,500     307,500  500,000       708,139    708,139   1,117,443
  32       6,212           0     64,322   64,322     500,000   323,130     323,130  500,000       765,438    765,438   1,172,650
W 33       6,212           0     54,610   54,610     500,000   339,213     339,213  505,088       826,094    826,094   1,230,054
  34       6,212           0     42,030   42,030     500,000   355,510     355,510  514,778       889,982    889,982   1,288,694
  35       6,212           0     26,637   26,637     500,000   372,060     372.060  524,977       957,693    957,693   1,351,304
  36       6,212           0      8,009    8,009     500,000   388,930     388,930  534,778     1,029,611  1,029,611   1,415,715
T 37       6,212           0                                   406,211     406,211  544,322     1,106,227  1,106,227   1,482,344
  38       6,212           0                                   423,994     423,994  554,160     1,188,069  1,188,069   1,552,806
  39       6,212           0                                   442,435     442,435  564,104     1,275,896  1,275,896   1,626,768
  40       6,212           0                                   461,683     461,683  574,795     1,370,529  1,370,529   1,706,309
  41       6,212           0                                   481,962     481,962  585,583     1,473,092  1,473,092   1,789,806
  42       6,212           0                                   503,533     503,533  596,687     1,584,937  1,584,937   1,878,150
  43       6,212           0                                   521,741     521,741  602,611     1,691,622  1,691,622   1,953,823
  44       6,212           0                                   546,821     546,821  615,174     1,826,522  1,826,522   2,054,838
  45       6,212           0                                   573,923     573,923  631,315     1,975,465  1,975,465   2,173,012
  46       6,212           0                                   603,380     603,380  648,633     2,140,663  2,140,663   2,301,213
  47       6,212           0                                   635,642     635,642  666,788     2,324,987  2,324,987   2,438,911
  48       6,212           0                                   668,260     668,260  681,625     2,520,667  2,520,667   2,571,080



Based on the Assumption of current charges and a hypothetical gross annual investment return of 0.00%, the policy terminates without value in year 37.




    This is not an illustration of actual performance. Values shown are not guaranteed. This page must be accompanied by an illustration of policy performance assuming guaranteed charges and a hypothetical gross annual investment return of 0.00%.


  SEE THE "NOTES TO ILLUSTRATIONS" AND THE "APPLICABLE FOOTNOTES PAGE" FOR AN EXPLANATION OF RATES OF RETURN, FIGURES SHOWN, AND OTHER IMPORTANT POLICY AND
    TAX INFORMATION. THIS PRESENTATION MUST BE PRECEDED OR ACCOMPANIED BY A PROSPECTUS CONTAINING DETAILED INFORMATION ABOUT SURVIVORSHIP INCENTIVE LIFE
    INCLUDING CHARGES AND EXPENSES. THIS IS AN ILLUSTRATION ONLY, AND IS NOT INTENDED TO PREDICT ACTUAL PERFORMANCE. VALUES SET FORTH ARE NOT GUARANTEED
               UNLESS THEY ARE CLEARLY IDENTIFIED AS GUARANTEED.



VLI-99-03SIL (05/99)                                   For delivery in Pennsylvania                     Prepared by: J. Q. Associate
Male, Non-Tobacco User, Preferred, Age 57
Female, Non-Tobacco User, Preferred, Age 52                                                           Initial Face Amount = $500,000
Riders: None                                                                               Initial Death Benefit Option is A (Level)
Prepared on: April 06, 2001              The Equitable Life Assurance Society of the United States                    Form # VM-450
Page 9 of 11                           1290 Ave. of the Americas, New York, NY 10104 (212)554-1234                DC1-7.2a-03-16-01
                                        THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL NUMBERED PAGES

[Equitable Logo]                    SURVIVORSHIP INCENTIVE LIFE(SM)
                     FLEXIBLE PREMIUM JOINT SURVIVORSHIP VARIABLE LIFE INSURANCE



                            APPLICABLE FOOTNOTES PAGE

                   PREPARED FOR: SEC SAMPLE AND JOANNE CLIENT


FOOTNOTES  ARE  ILLUSTRATED  IN  ORDER OF  OCCURRENCE  FOR  EACH  YEAR  THEY ARE
APPLICABLE:
-------------------------------------------------------------------------------

ASSUMING CURRENT CHARGES                 ASSUMING CURRENT CHARGES
------------------------                 ------------------------
Year 21 - Footnote(s): W                  Year 26 - Footnote(s): T W
Year 33 - Footnote(s): W                  Year 31 - Footnote(s): T
Year 37 - Footnote(s): T


EXPLANATION OF FOOTNOTES USED IN THIS ILLUSTRATION:
---------------------------------------------------


 T Based on the assumptions of this illustration, the policy terminates without value. Adverse tax consequences could occur if a policy with loans is surrendered or permitted to terminate. See "Important Tax Information" section on the "Notes to Illustrations" page.

 W The policy has gone into corridor. Premiums may be restricted without evidence of insurability. Withdrawals may reduce the death benefit by an amount in excess of the withdrawal amount.

 Z   Multiple footnotes are applicable.


NOTES FOR HISTORICAL PERFORMANCE REPORTS:
-----------------------------------------

 Although Survivorship Incentive Life was not available until 1999, the net cash surrender value on this report has been adjusted to reflect the current charges and deductions under Survivorship Incentive Life and the Separate Account as described on page 5 of this illustration.

 The IRR (internal rate of return) on the Net Death Benefit and Net Cash Surrender Value is the rate at which the annualized illustrated outlays up to that year must be compounded each and every year to generate the indicated Net Death Beneft or Net Cash Surrender Value. Annualized illustrated outlays consist of premiums plus loan repayments, minus partial withdrawals, loans and premium forceouts.

 Historical performance reports are available for certain funds with five or more years of experience. For additional information regarding historical performance please refer to the Survivorship Incentive Life prospectus and the Trust prospectus, which is attached thereto.
















 Survivorship Incentive Life is issued by The Equitable Life Assurance Society of the United States (Equitable), and is distributed by AXA Advisors, LLC, New York, NY 10104, (212) 314-4600. The Equitable Life Assurance Society of the United States (Equitable), is an indirect subsidiary of AXA Financial, Inc. AXA Financial, Inc. is a subsidiary of AXA, an insurance holding company. Neither AXA nor AXA Financial, Inc. has responsibility for the insurance obligations of Equitable. Survivorship Incentive Life is policy form 99-400 in most jurisdictions.


MINIMUM INITIAL PREMIUM:            $441.32  TARGET PREMIUM:                                $6,212.52
PLANNED ANNUAL PREMIUM:           $6,212.00  INITIAL 7-PAY PREMIUM:                        $24,866.00
5 YR NO LAPSE GUARANTEE PREMIUM:  $1,739.63  AGE 70/10YR DEATH BENEFIT GUARANTEE PREMIUM:   $6,212.52


VLI-99-03SIL (05/99)                                   For delivery in Pennsylvania                     Prepared by: J. Q. Associate
Male, Non-Tobacco User, Preferred, Age 57
Female, Non-Tobacco User, Preferred, Age 52                                                           Initial Face Amount = $500,000
Riders: None                                                                               Initial Death Benefit Option is A (Level)
Prepared on: April 06, 2001              The Equitable Life Assurance Society of the United States                    Form # VM-450
Page 10 of 11                           1290 Ave. of the Americas, New York, NY 10104 (212)554-1234                DC1-7.2a-03-16-01
                                        THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL NUMBERED PAGES

[Equitable Logo]                    SURVIVORSHIP INCENTIVE LIFE(SM)
                     FLEXIBLE PREMIUM JOINT SURVIVORSHIP VARIABLE LIFE INSURANCE


                            IMPORTANT CONFIRMATIONS
                            PREPARED FOR: SEC SAMPLE AND JOANNE CLIENT

                                             POLICY # (if known):
                                                                 ---------------

I understand that Equitable is relying on me to confirm the following information. I have initialed all that apply:

  --
 |  |
  --

 I intend to replace (lapse, exchange, change, surrender, withdraw or borrow from) an existing insurance policy or annuity contract in connection with purchasing this policy. I have provided information about the existing policy or annuity contract on the application as required.

  --
 |  |
  --   I do not intend to replace (lapse, exchange, change, surrender, withdraw or borrow from) an existing insurance policy or annuity contract in connection with purchasing this policy.

  --
 |  |
  --   I have  received  a copy of all 11  pages  of this  illustration.  I have reviewed the  illustration  and  understand its purpose is to help me understand how the policy works. I understand that actual policy values will probably be different than shown. I understand that this illustration is not part of the insurance contract.

  --
 |  |
  --   I understand that any non-guaranteed  elements illustrated are subject to change and could be either higher or lower. The agent has told me they are not guaranteed. I also understand that guaranteed values may be affected by loans or withdrawals or other policy changes I may make.

  --
 |  |
  --   This  illustration  does not fully  conform  to the policy for which I am applying. For example, I may be applying for a different face amount, premium mode or amount, or optional benefits. These and any other changes will impact the values illustrated. I will receive a conforming illustration at or prior to the time of any policy delivery. I will carefully review that illustration upon receipt.


------------------------------  ---------------------------  ------------------
  Signature of Applicant        Joint Applicant              Date


------------------------------                               ------------------
Signature of Policyowner                                     Date

  --
 |  |
  -- I certify that this illustration has been presented to the applicant and that I have explained that any non-guaranteed elements illustrated are subject to change. I have made no statements that are inconsistent with the illustration.

  --
 |  |
  --   I certify that I did not present an illustration conforming to the policy for which the applicant has applied. I have explained that any non-guaranteed elements illustrated here are subject to change.


----------------------------   --------------   ----------------   ------------
Signature of Associate         Agency           Associate Code     Date

J. O. Associate                               ASSOCIATE Phone No.:  111-222-3333
1234 Anystreet, Suite B
New York, NY 10101



    PLEASE REFER TO THE PROSPECTUS FOR A COMPLETE LISTING OF PREMIUM
  CHARGES, MONTHLY ADMINISTRATION CHARGES, POLICY FEES. AND SURRENDER CHARGES.


VLI-99-03SIL (05/99)                                   For delivery in Pennsylvania                     Prepared by: J. Q. Associate
Male, Non-Tobacco User, Preferred, Age 57
Female, Non-Tobacco User, Preferred, Age 52                                                           Initial Face Amount = $500,000
Riders: None                                                                               Initial Death Benefit Option is A (Level)
Prepared on: April 06, 2001              The Equitable Life Assurance Society of the United States                    Form # VM-450
Page 11 of 11                           1290 Ave. of the Americas, New York, NY 10104 (212)554-1234                DC1-7.2a-03-16-01
                                        THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL NUMBERED
S